CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 18, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Reports to Shareholders of Manning & Napier Fund, Inc. – Core Bond Series, Core Plus Bond Series, Diversified Tax Exempt Series, Emerging Markets Series, Global Fixed Income Series, High Yield Bond Series, Inflation Focus Equity Series, International Series, New York Tax Exempt Series, Ohio Tax Exempt Series, Real Estate Series, Strategic Income Conservative Series, Strategic Income Moderate Series and World Opportunities Series, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Custodian, Independent Registered Public Accounting Firm, and Counsel” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 24, 2014